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                                                                      EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

       As independent public accountants, we hereby consent to the incorporation of our report, dated January 25, 1996, on the consolidated financial statements and supporting schedule of GTE Corporation and subsidiaries included in this Form 10-K, into the following previously filed Registration Statements:

               1.    Form S-8 of GTE Corporation (File No. 33-65025)

               2.    Form S-3 of GTE Corporation (File No. 33-63145)

               3.    Form S-3 of GTE Corporation (File No. 33-61661)

               4.    Form S-8 of GTE Corporation (File No. 33-1521)

               5.    Form S-8 of GTE Corporation (File No. 33-20178)

               6.    Form S-4 of GTE Corporation (File No. 33-37530)

               7.    Form S-8 of GTE Corporation (File No. 33-39297)

               8.    Form S-3 of GTE Corporation (File No. 33-40247)

               9.    Form S-8 of GTE Corporation (File No. 33-46612)

              10.    Form S-3 of GTE Corporation (File No. 33-50263)

              11.    Form S-8 of GTE Corporation (File No. 33-50111)

                                                      ARTHUR ANDERSEN LLP

Stamford, Connecticut
March 13, 1996